EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-95711) and in the Registration Statements on Forms S-8 (No. 333-76667, 333-76665, 333-93719, 333-93839, 333-79997, 333-68703,
333-52035, 333-24831,  333-00535,  033-59153,) of our report dated March 2, 2000 relating to the financial statements of Cypress Semiconductor Corporation, which appears in the Current Report on Form 8-K of Cypress Semiconductor Corporation dated March 9, 2000.


/s/  PriceWaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Jose, California
March 8, 2000